CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS I: AMG FQ U.S. EQUITY FUND, AMG FQ TAX-MANAGED U.S. EQUITY FUND, AMG FQ GLOBAL RISK-BALANCED FUND, AMG FRONTIER SMALL CAP GROWTH FUND, AMG MANAGERS EMERGING OPPORTUNITIES FUND, AMG MANAGERS CENTERSQUARE REAL ESTATE FUND, AMG GW&K CORE BOND FUND, AND AMG TIMESSQUARE ALL CAP GROWTH FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: January 6, 2017	/s/ Jeffrey T. Cerutti
Jeffrey T. Cerutti
Principal Executive Officer

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS I: AMG FQ U.S. EQUITY FUND, AMG FQ TAX-MANAGED U.S. EQUITY FUND, AMG FQ GLOBAL RISK-BALANCED FUND, AMG FRONTIER SMALL CAP GROWTH FUND, AMG MANAGERS EMERGING OPPORTUNITIES FUND, AMG MANAGERS CENTERSQUARE REAL ESTATE FUND, AMG GW&K CORE BOND FUND, AND AMG TIMESSQUARE ALL CAP GROWTH FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: January 6, 2017	/s/ Donald S. Rumery
Donald S. Rumery Principal Financial Officer